SEVENTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of June 20, 2006
     This SEVENTH AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT (together with all Exhibits, Schedules and Annexes hereto, this “Amendment”) is among WASTE SERVICES (CA) INC., an Ontario corporation formerly known as CAPITAL ENVIRONMENTAL RESOURCE INC./RESSOURCES ENVIRONNEMENTALES CAPITAL INC. (“WSCI”), WASTE SERVICES, INC., a Delaware corporation (the “Borrower”), and LEHMAN COMMERCIAL PAPER INC., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS:
     A. The Borrower, WSCI, the Lenders, the Administrative Agent, Lehman Brothers Inc., as Arranger, CIBC World Markets Corp., as Syndication Agent, Bank of America, N.A., as Documentation Agent, and Canadian Imperial Bank of Commerce, as Canadian Agent, entered into an Amended and Restated Credit Agreement, dated as of April 30, 2004 (as amended, restated, modified or supplemented prior to the date hereof, and together with all Annexes, Exhibits and Schedules thereto, the “Credit Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement).
     B. The Borrower and WSCI have advised the Administrative Agent and the Lenders that they desire to amend the Credit Agreement to increase the Canadian Revolving Credit Commitments and certain other amendments as more specifically set forth herein and each of the Administrative Agent and the Required Lenders are, on the terms and conditions stated below, willing to grant such request.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.     Amendment. Upon the terms and subject to the conditions set forth herein and in reliance on the representations and warranties of the Loan Parties set forth herein, the Credit Agreement is hereby amended as follows:
          (a) The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:
               “Seventh Amendment”: the Seventh Amendment to this Agreement, dated as of June 20, 2006.
               “Seventh Amendment Effective Date”: the Amendment Effective Date, as defined in the Seventh Amendment.
          (b) The definition of “Canadian L/C Commitment” contained in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

               “Canadian L/C Commitment”: $15,000,000; provided that such amount may be increased up to $25,000,000 if the Canadian Revolving Credit Commitments are increased in accordance with Section 2.4(e).
          (c) The definition of “Canadian Revolving Credit Commitment” contained in Section 1.1 of the Credit Agreement is hereby amended to replace the last sentence thereof with the following:
               “The original aggregate amount of Canadian Revolving Credit Commitments is $15,000,000; provided that such amount may be increased in accordance with Section 2.4(e) after the Seventh Amendment Effective Date.”
          (d) The definition of “Consolidated EBITDA” contained in Section 1.1 of the Credit Agreement is hereby amended to replace the words “not to exceed $3,000,000 over the term of this Agreement” in clause (g) thereof, with the words “, provided, that in the event such charges and expenses arise after April 1, 2006 the amount of such charges and expenses shall not exceed $3,000,000.”
          (e) The definition of “Lender Addendum” contained in Section 1.1 of the Credit Agreement is hereby amended (i) to replace the “or” immediately prior to clause three thereof with “,” and (ii) to replace the “.” at the end thereof with the words “or (iv) any other form substantially similar to any of the foregoing and reasonably acceptable to each of the Borrower and the Administrative Agent.”
          (f) The definition of “Excluded Proceeds” contained in Section 1.1 of the Credit Agreement is hereby amended to insert the phrase “or Restricted Payments permitted by Section 7.6(f)” immediately after the phrase “Investments permitted by Section 7.8(h) and (l)”.
          (g) Section 2.4 of the Credit Agreement is hereby amended to add the following new clause (e):
(e) Provided that no Default or Event of Default shall have occurred and be continuing and the Canadian Revolving Credit Commitments have not been terminated, the Borrower and CERI shall be entitled, at any time on or after the Seventh Amendment Effective Date, with the written consent of the Administrative Agent but without any consent from the Lenders, except the Lenders providing all or part of such increased amount, to request an increase in the Canadian Revolving Credit Commitment of up to $10,000,000. Such new Canadian Revolving Credit Commitments shall be effected pursuant to one or more lender addenda, in a form reasonably acceptable to the Administrative Agent and executed and delivered by the Borrower, CERI and the Administrative Agent, and each of which shall be recorded in the Register. In connection with the effectiveness of such additional Canadian Revolving Credit Commitment, (i) each new Canadian

Revolving Credit Commitment shall be deemed for all purposes a Canadian Revolving Credit Commitment and each Loan made thereunder (a "New Canadian Revolving Credit Loan") shall be deemed, for all purposes, a Canadian Revolving Credit Loan and (ii) each new Canadian Revolving Credit Lender shall become a Lender with respect to the Canadian Revolving Credit Commitment and all matters relating thereto.
          (h) Section 2.12(a)(i) of the Credit Agreement is hereby amended to delete the word “or” at the end thereof and insert the following in lieu thereof:
               ”(other than with respect to the issuance of any Capital Stock of the Borrower to the extent the proceeds thereof are used to make a Restricted Payment permitted by Section 7.6(f)) or”
          (i) Section 7.5(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
               ”(e) the Disposition of assets not otherwise permitted to be disposed of pursuant to this Section 7.5 having a fair market value of $25,000,000, in the aggregate for any fiscal year of the Borrower.”
          (j) Section 7.5(g) of the Credit Agreement is hereby amended to delete the proviso at the end thereof and insert the following proviso in lieu thereof:
               ”; provided further that the fair market value of all such assets of the Group Members exchanged or “swapped” in any fiscal year of the Borrower does not exceed $25,000,000”
          (k) Section 7.6(f) of the Credit Agreement is hereby amended to delete the following clause “and the Borrower’s (or if the Migration has not occurred, CERI’S) Consolidated Leverage Ratio pro forma for any repurchase or redemption pursuant to this clause 7.6(f)(ii) is less than 4.00:1.00”
          (l) Section 7.6 of the Credit Agreement is hereby further amended to (i) reletter clause (g) as clause (h) and clause (h) as clause (i) and (ii) insert the following new clause (g):
               ”(g) the Borrower may make Restricted Payments to repurchase or redeem its common stock if no Default or Event of Default has occurred and is continuing and the Borrower’s Consolidated Leverage Ratio pro forma for any repurchase or redemption pursuant to this clause 7.6(g) and any related transaction is less than 4.00:1.00;”
          (m) Section 7.7 of the Credit Agreement is hereby amended (i) to delete the words “$40,000,000 in fiscal year 2005, $50,000,000 in fiscal year 2006 and $50,000,000 in fiscal year 2007” in clause (a) thereof with and insert the phrase “$60,000,000 per fiscal year” in lieu thereof, and (ii) to delete the phrase “Permitted Acquisitions;” immediately prior to the proviso in clause (a) thereof and insert the phrase “Permitted Acquisitions or any exchange or “swap” as permitted by Section 7.5(g);” in lieu thereof.
          (n) Section 7.8(h)(iv) of the Credit Agreement is hereby amended (i) to replace the number “$75,000,000 in clause (x) thereof with the number “$100,000,000” and (ii) to replace the number “$30,000,000” in clause (y) thereof with the number “$40,000,000”.
          (o) Section 7.9 of the Credit Agreement is hereby amended to replace clause (a) therein with the following:
"(a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease the Senior Subordinated Notes (other than the exchange pursuant to the Senior Subordinated Note Indenture) or any Indebtedness incurred pursuant to Sections 7.2(f) (except as expressly permitted thereby) or (g), or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating any Group Member to make payments to such Derivatives Counterparty as a result of any change in market value of the Senior Subordinated Notes or any Indebtedness incurred pursuant to Sections 7.2(f) or (g) (any such payment, prepayment, repurchase, redemption, defeasance or derivative action, collectively, a “Prepayment”), unless (x) no Default or Event of Default has occurred and is continuing and (y) the Borrower’s Consolidated Leverage Ratio pro forma for any Repayment pursuant to this clause 7.9(a) and any related transaction is less than 4.00:1.00.”
2.     Conditions to Effectiveness.
     The effectiveness of the amendments contained in Section 1 hereof is conditioned upon satisfaction of the following conditions precedent (the date on which all such conditions have been satisfied being referred to herein as the “Amendment Effective Date”):
          (a) the Administrative Agent shall have (i) executed this amendment and shall have received signed, written authorization from the Required Lenders to execute this Amendment on behalf of each such Lender, (ii) received counterparts of this Amendment signed by each of WSCI and the Borrower, and (iii) received counterparts of the consent of the Guarantors attached hereto as Annex 1 (the “Consent”) executed by each of the Guarantors;
          (b) each of the representations and warranties in Section 3 below shall be true and correct in all material respects on and as of the Amendment Effective Date;
          (c) the Administrative Agent shall have received payment in immediately available funds of all expenses incurred by the Administrative Agent (including, without limitation, legal fees) reimbursable under the Credit Agreement and for which invoices have been presented;
          (d) the Administrative Agent shall have received such other documents, instruments, certificates, opinions and approvals as it may reasonably request.
          (e) the Borrower shall have paid to each of the Lenders authorizing the Administrative Agent to execute this Amendment by 12:00 p.m. (noon), Monday, June 19, 2006, an amendment fee equal to the product of 0.075% multiplied by the sum of such Lender’s Revolving Credit Commitment plus the principal amount of such Lender’s Term Loans outstanding immediately prior to the Amendment Effective Date.
3.     Representations and Warranties. Each of WSCI and the Borrower represent and warrants jointly and severally to the Administrative Agent and the Lenders (including the Additional Lenders) as follows:
          (a) Authority. Each of WSCI and the Borrower has the requisite corporate or other organizational power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement (as amended hereby). Each of the Guarantors has the requisite corporate or other organizational power and authority to execute and deliver the Consent. The execution, delivery and performance by each of WSCI and the Borrower of this Amendment and by the Guarantors of the Consent, and the performance by each of WSCI, the Borrower and each other Loan Party of the Credit Agreement (as amended hereby) and each other Loan Document to which it is a party, in each case, have been authorized by all necessary corporate or other organizational action of such Person, and no other corporate or other organizational proceedings on the part of each such Person is necessary to consummate such transactions.
          (b) Enforceability. This Amendment has been duly executed and delivered on behalf of each of WSCI and the Borrower. The Consent has been duly executed and delivered by each of the Guarantors. Each of this Amendment, the Consent and, after giving effect to this Amendment, the Credit Agreement and the other Loan Documents, (i) is the legal, valid and binding obligation of each Loan Party party hereto and thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (ii) is in full force and effect. Neither the execution, delivery or performance of this Amendment or of the Consent or the performance of the Credit Agreement (as amended hereby), nor the performance of the transactions contemplated hereby or thereby, will adversely affect the validity, perfection or priority of the Administrative Agent’s Lien on any of the Collateral or its ability to realize thereon. This Amendment is effective to amend the Credit Agreement as provided therein.
          (c) Representations and Warranties. After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.
          (d) No Conflicts. Neither the execution and delivery of this Amendment or the Consent, nor the consummation of the transactions contemplated hereby and thereby, nor the performance of and compliance with the terms and provisions hereof or of the Credit Agreement (as amended hereby) by any Loan Party will, at the time of such performance, (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or Contractual Obligation (including, without limitation, Regulation U), except for any violation, contravention or conflict which could not reasonably be expected to have a Material Adverse Effect or (c) result in or require the creation of any Lien (other than those permitted by the Loan Documents) upon or with respect to its properties. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby.
          (e) No Default. Both before and after giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or Event of Default.
4.     Reference to and Effect on Credit Agreement.
          (a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment is a Loan Document.
          (b) Except as specifically modified above, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations under and as defined therein, in each case as modified hereby.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.
5.     Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
6.     Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
7.     Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

WASTE SERVICES, INC., as Borrower
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Executive Vice President and General Counsel

WASTE SERVICES (CA) INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent
By:	/s/ Ritam Bhalla
	Name:	Ritam Bhalla
	Title:	Authorized Signatory

Annex 1
CONSENT OF GUARANTORS
Each of the undersigned is a Guarantor of the Obligations of the Borrower and/or of WSCI under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and all guaranties given to the holders of Obligations and all Liens granted as security for the Obligations continue in full force and effect, and (c) confirms and ratifies its obligations under each of the Loan Documents executed by it. Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment to which this Consent is attached or in the Credit Agreement referred to therein, as applicable.
     IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 20th day of June 2006.
[Signature pages follow]

WASTE SERVICES OF FLORIDA, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

OMNI WASTE OF OSCEOLA COUNTY LLC
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Manager

JACKSONVILLE FLORIDA LANDFILL, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

JONES ROAD LANDFILL AND RECYCLING, LTD., by Jacksonville Florida Landfill, Inc., its General Partner
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

SANFORD RECYCLING AND TRANSFER, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

LIBERTY WASTE, LLC
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

WASTE SERVICES OF ARIZONA, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

CACTUS WASTE SYSTEMS, LLC
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Manager

WS GENERAL PARTNER, LLC, by Waste Services, Inc., its Sole Member
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Executive Vice President, General Counsel and Secretary

WASTE SERVICES LIMITED PARTNER, LLC
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Manager

FORT BEND REGIONAL LANDFILL LP
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

RUFFINO HILLS TRANSFER STATION LP
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

WSI WASTE SERVICES OF TEXAS LP
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

WASTE SERVICES OF ALABAMA, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

RAM-PAK COMPACTION SYSTEMS LTD.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

6045341 CANADA INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

CAPITAL ENVIRONMENTAL HOLDINGS COMPANY
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary